EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Equity Incentive Plan of VeriFone Holdings, Inc., of our report dated December 16, 2005, with respect to the consolidated financial statements and schedule of VeriFone Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

March 21, 2006